Exhibit 107

Calculation of Filing Fee Tables

Schedule TO-T

(Rule 14d-100)

HOSTESS BRANDS, INC.

(Name of Subject Company (Issuer))

SSF HOLDINGS, INC.

a wholly owned subsidiary of

THE J. M. SMUCKER COMPANY

(Names of Filing Persons (Offerors))

Table 1-Transaction Valuation

	Transaction Valuation*	Fee rate	Amount of Filing Fee**

Fees to Be Paid	$4,574,884,099.17	0.0001476	$675,252.89

Fees Previously Paid	$ 0		$0

Total Transaction Valuation	$4,574,884,099.17

Total Fees Due for Filing			$675,252.89

Total Fees Previously Paid			$0

Total Fee Offsets			$67,464.51

Net Fee Due			$607,788.38

*

Estimated solely for purposes of calculating the filing fee. The transaction valuation was calculated by multiplying the product of (i) $33.33, which is the average of the high and low sale prices of Hostess Brands common stock on the Nasdaq Global Market on October 3, 2023 by (ii) the sum of (a) 132,881,396 shares of Hostess Brands common stock issued and outstanding plus (b) 4,378,853 shares of Hostess Brands common stock underlying Hostess Brands equity awards that may become exercisable or issuable prior to the consummation of the offer and the subsequent merger. The calculation of the filing fee is based on information provided by Hostess Brands as of October 6, 2023.

**

The filing fee was calculated in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, and Fee Rate Advisory No. 1 for Fiscal Year 2024 beginning on October 1, 2023, issued August 25, 2023, by multiplying the transaction value by 0.00014760.

TABLE 2-FEE OFFSET CLAIMS AND SOURCES

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims		S-4*	333-274911	October 10, 2023		$67,464.51

Fee Offset Sources	The J. M. Smucker Company	S-4*	333-274911		October 10, 2023		$67,464.51

*

In connection with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 10, 2023 (File No. 333-274911), the Registrant paid $67,464.51 with that submission.